UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 19, 2006

GRAFTECH INTERNATIONAL LTD.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	06-1385548
(State or Other	(Commission File Number)	(I.R.S. Employee
Jurisdiction of Incorporation)		Identification Number)

12900 Snow Road
Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

        Registrant’s Telephone Number, including Area Code: 216-676-2000

             Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Item 8.01.	Entry into a Material Definitive Agreement. Other Events.

        GrafTech International Ltd. (“GrafTech”) and Alcan France (formerly, Pechiney), a wholly-owned subsidiary of Alcan Inc. (“Alcan”), are parties to a joint venture in the cathode business, based primarily in France. That business (which primarily encompasses GrafTech’s 70% equity interest in Carbone Savoie, a French company) had 2005 net sales through the joint venture of approximately $114 million.

        GrafTech and Alcan have held discussions relating to the proposed divestiture by GrafTech of its cathodes assets (including its equity in Carbone Savoie and certain manufacturing assets) to Alcan France, for approximately $130 to $140 million plus assumption of certain related liabilities. Such discussions have now advanced to a point where GrafTech and Alcan believe it appropriate to initiate consultations with works’ councils representing employees of the affected businesses of GrafTech and Alcan France. Under French law, parties to a proposed sale of a business are required to consult with works’ councils representing the employees of the affected businesses and companies prior to reaching agreement upon the terms of the sale.

        Following compliance with the works’ council consultation process, GrafTech and Alcan France would enter into definitive agreements relating to such divestiture. Pending the outcome of this process, GrafTech and Alcan France have entered into an agreement providing for a reciprocal payment of $13.5 million (representing compensation for loss of opportunities and expenses incurred in connection with their discussions) if, under certain circumstances, discussions regarding the proposed divestiture are terminated without execution of definitive agreements. Final terms of such divestiture would include customary closing conditions, such as the absence of a material adverse change in the cathodes business and receipt of approvals from competition authorities in affected jurisdictions. If GrafTech enters into such definitive agreements, GrafTech will disclose the material terms thereof, promptly following the execution thereof. Any proceeds derived from such divestiture would primarily be used to delever GrafTech.

        On October 19, 2006, GrafTech issued a press release addressing the matters discussed above, a copy of which is filed herewith as Exhibit 99.1. GrafTech hereby incorporates by reference the contents of such press release.

Item   9.01.     Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release of GrafTech International Ltd., dated October 19, 2006

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: October 19, 2006	By:/s/ Mark R. Widmar Mark R. Widmar Chief Financial Officer and Vice President

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated October 19, 2006